EXHIBIT 21

SUBSIDIARIES OF UMB FINANCIAL CORPORATION

December 31, 2008

Name of Entity	Organization	Incorporation or Jurisdiction of
A.	Registrant and Parent Company

	UMB Financial Corporation	Missouri

B.	Subsidiaries of Registrant

	1. UMB National Bank of America	United States
UMB Financial Corporation owns 100%

	2. UMB Bank Colorado	United States
UMB Financial Corporation owns 100%

	3. UMB Bank Arizona, n.a.	United States
UMB Financial Corporation owns 100%

	4. UMB Bank, n.a.	United States
UMB Financial Corporation owns 100%

	a. Kansas City Financial Corporation	Kansas
UMB Bank, n.a. owns 100%

	b. UMB Bank & Trust, n.a.	Missouri
UMB Bank, n.a. owns 100%

	c. UMB Capital Corporation	Missouri
UMB Bank, n.a. owns 100%

	d. Scout Investment Advisors, Inc.	Missouri
UMB Bank, n.a. owns 100%

	e. UMB Redevelopment Corporation	Missouri
UMB Bank, n.a. owns 100%

	f. UMB Banc Leasing Corp.	Missouri
UMB Bank, n.a. owns 100%

g. UMB Trust Company of South Dakota	South Dakota
UMB Bank, n.a. owns 100%

h. UMB Financial Services, Inc.	Missouri
UMB Bank, n.a. owns 100%

i. UMB Scout Insurance Services, Inc.	Missouri
UMB Bank, n.a. owns 100%

j. Kansas City Realty Company	Kansas
UMB Bank, n.a. owns 100%

1) UMB Realty Company, LLC	Delaware
Kansas City Realty Company owns 100%

5. United Missouri Insurance Company	Arizona
UMB Financial Corporation owns 100%

6. UMB Community Development Corporation	Missouri
UMB Financial Corporation owns 100%

7. UMB Fund Services, Inc.	Wisconsin
UMB Financial Corporation owns 100%

a. UMB Distribution Services, LLC	Wisconsin
UMB Financial Services, Inc. owns 100%

b. Grand Avenue Distribution Services, LLC	Wisconsin
UMB Financial Services, Inc. owns 100%